Exhibit 5.1

Connell Foley LLP 56 Livingston Avenue Roseland, NJ 07068 P 973.535.0500 F 973.535.9217

January 8, 2021

Omega Flex, Inc.

451 Creamery Way

Exton, PA 19341

Re:	Registration of Securities of Omega Flex, Inc.

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel for Omega Flex, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed sale from time to time pursuant to Rule 415 under the Securities Act of up to 300,000 shares of common stock, par value $0.01 per share (the “Common Shares”) by the selling stockholders named in the Registration Statement (the “Selling Shareholders”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation of the Company (attached as Exhibit 3.(I) to the Company’s Registration Statement on Form 10-12G, filed June 22, 2005), the Amended and Restated By-Laws of the Company (attached as Exhibit 3.(II) to the Company’s Registration Statement on Form 10-12G, filed June 22, 2005), Minutes of Meeting of the Board of Directors of the Company dated December 10, 2020, as provided to us by the Company, and such other documents, corporate records, certificates of corporate officers, the Selling Shareholders and public officials and such other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In such examination, we have assumed, with your consent and without independent investigation, that: (a) each document submitted to us for review is authentic, accurate, and complete, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and (b) each certificate issued by a governmental official, office, or agency concerning an entity’s status, including, but not limited to, certificates of corporate status, is accurate, complete, and authentic. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials and have not sought to independently verify such matters.

Omega Flex, Inc.

January 8, 2020

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Common Shares are offered by the Selling Shareholders as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the SEC describing the Common Shares offered thereby and will comply with all applicable laws; (iv) all Common Shares will be sold by the Selling Shareholders in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) the offer and sale of the Common Shares will not violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Common Shares will be sold in the manner set forth in the Registration Statement, we are of opinion as follows:

1.	The Common Shares proposed to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable.

Notwithstanding anything contained herein which may be construed to the contrary, this opinion is based, as to matters of law, solely on the laws of the Commonwealth of Pennsylvania. We express no opinion relating to the laws or regulations of any jurisdiction other than the Commonwealth of Pennsylvania (including, but not limited to, the federal laws of the United States).

This opinion is rendered as of the date hereof, and we express no opinion as to any event, fact, circumstance, or development subsequent to the date of this opinion. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion that may result from any change of law or fact that may arise after the date of this opinion. Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We are furnishing this opinion to the Company solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Connell Foley LLP